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                                                                   EXHIBIT 10(a)

                            THE LAMSON & SESSIONS CO.

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                 (AS AMENDED AND RESTATED AS OF APRIL 30, 2004)

                                    ARTICLE I

                               PURPOSE OF THE PLAN

         The purpose of The Lamson & Sessions Co. Deferred Compensation Plan for Non-employee Directors is to provide any Director of the Company with the option to defer receipt of the compensation payable to him or her for services as a Director and to help build loyalty to the Company through increased investment in Company stock.

                                   ARTICLE II

                                   DEFINITIONS

         As used herein, the following words shall have the meanings stated after them unless otherwise specifically provided:

         2.1 "Change in Control" shall be deemed to have occurred if any of the following events shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.1; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

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                  (iii)    Consummation of a reorganization, merger or
         consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         2.2 "Committee" shall mean the Governance, Nominating and Compensation Committee of the Company's Board of Directors.

         2.3      "Company" shall mean The Lamson & Sessions Co.

         2.4 "Director" shall mean any non-employee director of the Company.

         2.5 "Trust Agreement" shall mean the Trust Agreement dated as of February 28, 1991, as amended, entered into between the Company and the Trustee in connection with the Plan.

         2.6 "Trustee" shall mean National City Bank, any corporate successor to a majority of its trust business, or any successor Trustee hereunder.

                                  ARTICLE III

                             ELECTIONS BY DIRECTORS

         3.1 ELECTION TO DEFER. No later than June 30 of any year, a Director may elect to defer payment of the compensation payable to him or her for future services as a Director commencing January 1 of the following year. If a Director initially becomes a Director after the beginning of any calendar year, the Director may elect to defer payment of the compensation payable to him or her for future

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services as a Director. Such election must be made within thirty days after he or she initially becomes a Director and shall be made on an election form specified by the Committee ("Election Form"). Once an election becomes effective pursuant to this Article, the election shall be irrevocable and remain in effect until the electing Director is no longer a director of the Company.

         3.2 EFFECTIVENESS OF ELECTIONS. Initial elections shall be effective six months after the delivery of an Election Form to the Committee except for elections made prior to the original effective date of this Plan, January 1, 1991. Subject to the provisions of Article V, amounts deferred pursuant to such elections shall be distributed at the time and in the manner set forth in such election. Amendments to Election Forms permitted under the Plan shall be effective immediately after the delivery of the amended Election Form to the Committee and shall apply to all compensation payable for services as a Director after any such amendment was made.

         3.3 AMENDMENT AND TERMINATION OF ELECTIONS. A Director may terminate or amend his or her election to defer payments of compensation in a written notice delivered to the Committee. Either a termination or amendment shall be permitted only one time after the initial election becomes effective and shall apply to all compensation payable for services as a Director after such amendment or termination was made. Notwithstanding the foregoing, all Directors shall be given the opportunity to amend Election Forms in connection with any amendment of the Plan and, if a Director chooses to so amend his or her Election Form, such amendment will be effective immediately and shall apply to all compensation payable for services as a Director after any such amendment was made and any such amendment will not count as a Director's only permitted amendment pursuant to the second sentence of this Section 3.3. Amendments which serve only to change the beneficiary designation shall be permitted at any time and as often as necessary. Amounts credited to a Director's account pursuant to
Section 4.2 hereof prior to the effective date of any termination or amendment shall not be affected thereby and shall be paid at the time and in the manner specified in the election form in effect when the deferral occurred.

                                   ARTICLE IV

                            ACCOUNTS AND INVESTMENTS

         4.1 CONTRIBUTIONS. The Company shall transfer an amount equal to one hundred percent (100%) of the compensation deferred pursuant to this Plan to the Trustee if the Director elects to have such compensation invested in Company stock. Such transfer shall be made within thirty days after such deferred amounts would otherwise have been paid to the Director. A 25% match of the amount of the compensation deferred will be issued to the Director in Restricted Shares (as such term is defined in the Company's 1998 Incentive Equity Plan, as amended (the "1998 Plan")). Such Restricted Shares will be issued under the 1998 Plan and subject to the terms and conditions set forth in the 1998 Plan. The Restricted Shares shall be issued at the same time the deferred amounts are paid to the Trustee.

         4.2 ESTABLISHMENT OF ACCOUNTS. The Trustee shall establish a separate "Deferred Compensation Account" for any Director who defers compensation pursuant to the Plan. Amounts deferred by each Director shall be paid in cash to the Trustee by the Company and credited to such Director's Deferred Compensation Account.

         4.3 ADJUSTMENT OF ACCOUNTS. As of December 31 of each year and on such other dates as the Committee directs, the fair market value of the assets of the Trust allocated to all Deferred Compensation Accounts (the "Trust Fund") shall be determined by the Trustee.

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         4.4      INVESTMENT OF ASSETS. The assets of the Trust Fund shall be held by the Trustee in the name of the Trust. As amounts are received by the Trustee, it shall invest the funds pursuant to the Trust Agreement. If any applicable law or regulation prohibits the Company from directing the Trustee to invest the funds in Company stock upon receipt of the funds by the Trustee, the Company will direct the Trustee to hold the funds in a money market fund until such funds can be invested in Company stock.

         4.5 ASSETS HELD IN CASH. The Trustee may, in its sole discretion, maintain in cash such amounts as it deems necessary. Amounts maintained in cash by the Trustee shall be kept to a minimum consistent with the duties and obligations of the Trustee as set forth in the Trust Agreement and shall not be required to be invested at interest.

                                   ARTICLE V

                               PAYMENT OF ACCOUNTS

         5.1 TIME OF PAYMENT. Distribution of a Director's account shall commence upon the earlier of: (i) within thirty days after the date the Director attains either age fifty-five, age sixty, age sixty-five, age seventy, or, if the Director is still serving on the Board at age seventy, the date of his or her termination as a Director due to resignation, retirement, death or otherwise, as specified by the Director on the Election Form, (ii) within thirty days after the Director's termination as a Director due to resignation, retirement, death or otherwise or (iii) within thirty days after the date of an occurrence of a Change in Control.

         5.2 METHOD OF DISTRIBUTION. Each deferred Compensation Account shall be distributed to the Director either in a lump sum or in equal annual installments over a period of not more than ten years as specified in each Director's Election Form. Deferred Compensation Accounts shall be distributed in kind.

         5.3 HARDSHIP DISTRIBUTIONS. Prior to the time a Director's account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of a Director's account in the event such Director requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Director needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Director or a member of his or her family, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

         5.4 DESIGNATION OF BENEFICIARY. Upon the death of a Director, his or her account shall be paid to the beneficiary or beneficiaries designated by him or her. If there is no designated beneficiary, or no designated beneficiary surviving at a Director's death, payment of a Director's account shall be made to his or her estate. Beneficiary designations shall be made in writing. A Director may designate a new beneficiary or beneficiaries at any time by notifying the Committee.

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         5.5      TAXES. In the event any taxes are required by law to be
withheld or paid from any payments made pursuant to the Plan, the Trustee shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.

                                   ARTICLE VI

                            CREDITORS AND INSOLVENCY

         6.1 CLAIMS OF THE COMPANY'S CREDITORS. All assets held in trust pursuant to the provisions of this Plan, and any payment to be made by the Trustee pursuant to the terms and conditions of the Trust, shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of a Director or his or her beneficiaries to any assets of the Trust Fund shall be shall be no greater than the rights of an unsecured creditor of the Company.

         6.2 NOTIFICATION OF INSOLVENCY. In the event the Company becomes insolvent, the Board of Directors of the Company and the chief executive officer of the Company shall immediately notify the Trustee of that fact. The Trustee shall not make any payments from the Trust Fund to any Director or any beneficiary under the Plan after such notification is received or at any time after the Trustee has knowledge of such insolvency. Under any such circumstance, the Trustee shall deliver any property held in the Trust Fund only as a court of competent jurisdiction may direct to satisfy the claims of the Company's creditors. For purposes of this Plan, the Company shall be deemed to be insolvent if the Company is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as amended, or is unable to pay its debts as they mature.

                                  ARTICLE VII

                                 ADMINISTRATION

         7.1 AUTHORIZATION OF COMMITTEE. The Board of Directors of the Company shall delegate to the Committee the authority to administer the Plan.

         7.2 POWERS OF THE COMMITTEE. The Committee shall administer the Plan and resolve all questions of interpretation arising under the Plan with the help of legal counsel, if necessary. Whenever directions, designations, applications, requests or other notices are to be given by a Director under the Plan, they shall be filed with the Committee. The Committee shall have no discretion with respect to Plan contributions or distributions but shall act in an administrative capacity only.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 TERM OF PLAN. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Directors to amounts previously credited to their accounts pursuant to Section 4.2. The Trust shall remain in effect until such time as the entire corpus of the Trust Fund has been distributed pursuant to the terms of the Plan.

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         8.2      ASSIGNMENT. No right or interest of any Director (or any
person claiming through or under such Director) other than the surviving spouse of such Director after he or she is deceased in any, benefit or payment herefrom shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Director. If any Director or any such person (other than the surviving spouse of such Director after he or she is deceased) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Committee records and making reasonable efforts to deliver a copy to such Director or his or her legal representative.

         As long as any Director is alive, any benefits affected by the termination shall be retained by the Trust and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of such Director, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of any Director, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be distributed to such Director's estate or to his or her creditors and if such Director shall have descendants, including adopted children, then living, distribution shall be made to such Director's then living descendants, including adopted children, per stirpes.

         In addition, a Director or beneficiary shall have no rights against or security interest in the assets of the Trust Fund and shall have only the Company's unsecured promise to pay benefits. All assets of the Trust Fund shall remain subject to the claims of the Company's general creditors.

         8.3 TAXES. This Plan is intended to be treated as an unfunded deferred compensation plan under the Internal Revenue Code. It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Directors or their beneficiaries until such time as the deferred amounts are distributed from the Plan. If, at any time, it is determined that amounts deferred pursuant to the Plan are currently taxable to the Directors or their beneficiaries, the Trust shall terminate and any amounts held in the Trust Fund shall be distributed immediately to the Directors or their beneficiaries.

         8.4 EFFECTIVE DATE OF PLAN. The Plan was originally effective as of January 1, 1991, and was amended as of October 18, 2001, amended and restated as of February 19, 2004 and amended and restated as of April 30, 2004.

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